U.S. Bank | Confidential 1 U.S. Bancorp 2Q24 Earnings Conference Call July 17, 2024

U.S. Bancorp 2 Forward-looking Statements and Additional Information The following information appears in accordance with the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, future economic conditions and the anticipated future revenue, expenses, financial condition, asset quality, capital and liquidity levels, plans, prospects and operations of U.S. Bancorp. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements, including the following risks and uncertainties: deterioration in general business and economic conditions or turbulence in domestic or global financial markets, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions, which could affect the ability of depository institutions, including U.S. Bank National Association, to attract and retain depositors, and could affect the ability of financial services providers, including U.S. Bancorp, to borrow or raise capital; increases in Federal Deposit Insurance Corporation (FDIC) assessments due to bank failures; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; uncertainty regarding the content, timing, and impact of changes to regulatory capital, liquidity and resolution-related requirements applicable to large banking organizations in response to adverse developments affecting the banking sector; changes to statutes, regulations, or regulatory policies or practices, including capital and liquidity requirements, and the enforcement and interpretation of such laws and regulations, and U.S. Bancorp’s ability to address or satisfy those requirements and other requirements or conditions imposed by regulatory entities; changes in interest rates; increases in unemployment rates; deterioration in the credit quality of U.S. Bancorp’s loan portfolios or in the value of the collateral securing those loans; changes in commercial real estate occupancy rates; risks related to originating and selling mortgages, including repurchase and indemnity demands, and related to U.S. Bancorp’s role as a loan servicer; impacts of current, pending or future litigation and governmental proceedings; increased competition from both banks and non-banks; effects of climate change and related physical and transition risks; changes in customer behavior and preferences and the ability to implement technological changes to respond to customer needs and meet competitive demands; breaches in data security; failures or disruptions in or breaches of U.S. Bancorp’s operational, technology or security systems or infrastructure, or those of third parties, including as a result of cybersecurity incidents; failures to safeguard personal information; impacts of pandemics, natural disasters, terrorist activities, civil unrest, international hostilities and geopolitical events; impacts of supply chain disruptions, rising inflation, slower growth or a recession; failure to execute on strategic or operational plans; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; effects of changes in or interpretations of tax laws and regulations; management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk; and the risks and uncertainties more fully discussed in the section entitled “Risk Factors” of U.S. Bancorp’s Form 10-K for the year ended December 31, 2023, and subsequent filings with the Securities and Exchange Commission. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events. This presentation includes non-GAAP financial measures to describe U.S. Bancorp’s performance. The calculations of these measures are provided in the Appendix. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

U.S. Bancorp 3 2Q24 Highlights ▪ Solid financial performance › Highly diversified and sustainable fee revenue streams; Over 40% of total net revenue ▪ Effective balance sheet management › Earning asset portfolio positioning and repricing; Stable funding costs ▪ Prudent expense management › Operational efficiencies and expense discipline support full- year expense targets ▪ Strong capital accretion › Driven by enhanced earnings generation; Continued emphasis on capital-efficient growth ▪ Disciplined credit risk management › Asset quality metrics stabilizing; Trends reflective of broader macroeconomic and credit environment $0.97 | $0.98 10.3% + 30 bps vs. 1Q24 +5.4% Reported Adjusted 1 Earnings per share CET1 Ratio2 Total Net Revenue Return on Tangible Common Equity Noninterest Income Growth (2024 YTD YoY) 1 Non-GAAP; see appendix for calculations and description of notable items 2 Common equity tier 1 capital to risk-weighted assets, reflecting Basel III standardized with 5 year current expected credit losses (CECL) transition $6.9B 18.4% | 18.6% Reported 1 Adjusted 1

2Q24 Results Summary

Income Statement

$ in millions, except EPS	Reported 2Q24	Adjusted[1] 2Q24	Adjusted change vs. 1Q24[1]	Adjusted change vs. 2Q23[1]
Net interest income[2]	$4,052	$4,052	0.9 %	(8.9) %
Noninterest income	2,815	2,815	4.3	2.4
Noninterest expense	4,214	4,188	(0.1)	(1.7)
Net income to Company	1,603	1,622	6.9	(9.5)
Diluted EPS	$0.97	$0.98	8.9	(12.5)

Balance Sheet

$ in billions	Ending balance 2Q24	Avg balance 2Q24	Average Period Balance change vs. 1Q24	Average Period Balance change vs. 2Q23
Total assets	$680.1	$665.5	1.8 %	(1.1) %
Earning assets	619.3	608.9	2.1	(0.8)
Total loans	376.1	374.7	1.0	(3.6)
Total deposits	523.8	513.9	2.2	3.3

Credit Quality

$ in millions	2Q24	Change vs. 1Q24	Change vs. 2Q23
Nonperforming assets	$1,852	3.7 %	70.7 %
NPA ratio	0.49 %	1 bps	20 bps
Net charge-off ratio	0.58 %	5 bps	23 bps[1]
90+ Day Delinquency	0.19 %	0 bps	7 bps

Capital

	2Q24	Change vs. 1Q24	Change vs. 2Q23
CET1 capital ratio[3]	10.3 %	30 bps	120 bps
Total risk-based capital ratio	14.0 %	30 bps	130 bps
Book value per share	$31.80	1.7 %	5.5 %
Tangible book value per share[1]	$23.15	2.8 %	10.1 %
Earnings returned (millions)[4]	$770		

[1] Non-GAAP; see slide 9 and the appendix for calculations and description of notable items
[2] Taxable-equivalent basis; see appendix for calculation
[3] Common equity tier 1 capital to risk-weighted assets, reflecting Basel III standardized with 5 year CECL transition
[4] Earnings returned (millions) = total common dividends paid and aggregate value of common shares repurchased inclusive of treasury shares repurchased in connection with stock compensation plans

U.S. Bancorp 4

U.S. Bancorp 5 Performance Ratios 1 Non-GAAP; see appendix for calculations and description of notable items 2 Net interest margin on a taxable-equivalent basis 1.07% 0.93% 0.98% 0.81% 0.81% 0.97% Return on Average Assets Adjusted for notable items 2Q23 1Q24 2Q24 14.6% 11.6% 12.6% 10.9% 10.0% 12.4% Return on Average Common Equity Adjusted for notable items 2Q23 1Q24 2Q24 22.3% 17.4% 18.6% 17.1% 15.1% 18.4% Return on Tangible Common Equity Adjusted for notable items 2Q23 1Q24 2Q24 63.7% 66.4% 61.0% 59.2% 62.5% 60.7% 2.90% 2.70% 2.67% Adjusted Efficiency Ratio Efficiency Ratio Net Interest Margin 2Q23 1Q24 2Q24 Return on Average Assets Return on Average Common Equity Return on Tangible Common Equity1 Efficiency Ratio1 & Net Interest Margin 2 1 1 1 1 1 1 1 1 1 1 1 1 2

Sustainable Earnings Power

Diversified fee income businesses support our short- and long-term growth objectives

As a % of Total Net Revenue[1,2]


24%
33%
43%
Payment Services
Consumer & Business Banking (CBB)
Wealth, Corporate, Commercial & Institutional Banking (WCIB)


Fee
NII
WCIB
37%
63%
CBB
18%
82%
Payments
60%
40%

Fee income represents 41% of U.S. Bancorp total net revenue[1]

Fee revenue differentiators with national reach

Payment Services fee revenue
Breadth of capabilities, diversified distribution model, proprietary technology platform, payments ecosystem

Trust & Investment Management revenue
Leading market position with sizable distribution, balance sheet, and product advantages

Mortgage fee revenue
Leading digital mortgage platform and lending tools; Gaining share as we optimize our distribution channels

[1] YTD taxable-equivalent basis
[2] Business line revenue percentages exclude Treasury and Corporate Support; see appendix for reconciliation

U.S. Bancorp
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U.S. Bancorp 7 $497 $512 $503 $503 $514 12.3% 14.3% 7.1% 6.4% 1.6% 39.4% 45.8% 48.6% 51.0% 52.1% Noninterest-Bearing (NIB) Interest-Bearing Chg in NIB balance (QoQ) Total Deposit Beta 2Q23 3Q23 4Q23 1Q24 2Q24 Balance Sheet Summary Effective balance sheet management and stabilizing deposit trends Total Average Deposits Highlights Total Average Loans $389 $377 $373 $371 $375 5.79% 6.02% 6.13% 6.20% 6.19% Average Balance Avg Yield % 2Q23 3Q23 4Q23 1Q24 2Q24 Investment Portfolio End of Period Balances $ in billions 1 Cumulative deposit beta cycle to date measured from 4Q21 2 Balances exclude unrealized gains (losses) ▪ Core deposit levels remain stable; Total noninterest bearing mix shift continues to slow. ▪ Meaningful year-over-year improvement in both the loan book and Investment Portfolio yield (40 bps increase each). ▪ Linked quarter Investment Portfolio yield increase driven by cash balance positioning and reinvestment of qtrly runoff. $164 $162 $161 $162 $168 2.75% 2.87% 2.97% 2.96% 3.15% Ending Balance Avg Yield % 2Q23 3Q23 4Q23 1Q24 2Q24 (2) ( ) ( ) ( ) ( ) 1

U.S. Bancorp 8 Amount ($B) Reserve (%) Commercial $2.2 1.6% Commercial Real Estate 1.6 3.1% Residential Mortgage 0.8 0.7% Credit Card 2.5 8.7% Other Retail 0.8 1.9% Total $7.9 2.1% Change vs. 2Q24 1Q24 2Q23 Non-performing Assets Balance $1,852 $66 $767 NPAs/Period-end Loans plus OREO 0.49% 1 bps 20 bps Ne Net Charge-offs NCOs $538 $50 $198 NCOs/Avg Loans 0.58% 5 bps 23 bps Core Provision for Credit Losses Trending $ in millions, unless specified 1 Non-GAAP; see appendix for calculations and description of notable items Credit Quality Trends reflect stabilization in the broader macroeconomic and credit environment amidst continued CRE stress Net Charge-off and Nonperforming Assets Highlights Allowance for Credit Losses by Loan Category, 2Q24 ▪ Delinquency rates flat linked quarter driven by stable underlying macro conditions. ▪ CRE Office reserve coverage remains at over 10%. ▪ Proactively managed credit risk across the portfolio. 1 1 $340 $420 $463 $488 $538 $238 $95 $49 $65 $30 NCOs Reserve Build Allowance for Credit Losses/ Period-end Loans 2Q23 3Q23 4Q23 1Q24 2Q24 1 1 $568$578 1 $515 $512 $553 1 2.03% 2.08% 2.10% 2.11% 2.11%

2Q24 Earnings Summary – Detail

$ in millions, except EPS	2Q24	1Q24	2Q23	Reported % Change vs 1Q24	Reported % Change vs 2Q23	Notable Items[2] 2Q24	Notable Items[2] 1Q24	Notable Items[2] 2Q23	Excluding Notable Items[2] % Change vs 1Q24	Excluding Notable Items[2] % Change vs 2Q23
Net Interest Income	$4,023	$3,985	$4,415	1.0 %	(8.9) %	$—	$—	$—	1.0 %	(8.9) %
Taxable-equivalent Adjustment	29	30	34	(3.3)	(14.7)	—	—	—	(3.3)	(14.7)
Net Interest Income (taxable-equivalent basis)	4,052	4,015	4,449	0.9	(8.9)	—	—	—	0.9	(8.9)
Noninterest Income	2,815	2,700	2,726	4.3	3.3	—	—	(22)	4.3	2.4
Net Revenue	**6,867**	**6,715**	**7,175**	**2.3**	**(4.3)**	**—**	**—**	**(22)**	**2.3**	**(4.6)**
Noninterest Expense	4,214	4,459	4,569	(5.5)	(7.8)	26	265	310	(0.1)	(1.7)
Operating Income	**2,653**	**2,256**	**2,606**	**17.6**	**1.8**	**(26)**	**(265)**	**(332)**	**6.3**	**(8.8)**
Provision for credit losses	568	553	821	2.7	(30.8)	—	—	243	2.7	(1.7)
Income Before Taxes	**2,085**	**1,703**	**1,785**	**22.4**	**16.8**	**(26)**	**(265)**	**(575)**	**7.3**	**(10.6)**
Applicable Income Taxes	474	377	416	25.7	13.9	(7)	(66)	(143)	8.6	(14.0)
Net Income	**1,611**	**1,326**	**1,369**	**21.5**	**17.7**	**(19)**	**(199)**	**(432)**	**6.9**	**(9.5)**
Noncontrolling Interests	(8)	(7)	(8)	(14.3)	—	—	—	—	(14.3)	—
Net Income to Company	**1,603**	**1,319**	**1,361**	**21.5**	**17.8**	**(19)**	**(199)**	**(432)**	**6.9**	**(9.5)**
Preferred Dividends/Other	85	110	80	(22.7)	6.3	—	(1)	(3)	(23.4)	2.4
Net Income to Common	**$1,518**	**$1,209**	**$1,281**	**25.6 %**	**18.5 %**	**($19)**	**($198)**	**($429)**	**9.2 %**	**(10.1) %**
Net Interest Margin[1]	2.67%	2.70%	2.90%	(3) bps	(23) bps	—%	—%	—%	(3) bps	(23) bps
Efficiency Ratio[2]	61.0%	66.4%	63.7%	(538) bps	(266) bps	.3%	3.9%	4.5%	(181) bps	147 bps
Diluted EPS	$.97	$.78	$.84	24.4 %	15.5 %	$(.01)	$(.12)	$(.28)	8.9 %	(12.5) %

U.S. Bancorp

1 Taxable-equivalent basis
2 Non-GAAP; see appendix for calculations and description of notable items

9

U.S. Bancorp 10 ▪ Year-over-year performance impacted by deposit mix and pricing, partially offset by higher rates on earning assets. ▪ Linked quarter increase in net interest income due to deposit growth, earning asset repricing and mix, and stable funding costs. $ in millions 1 Non-GAAP; see appendix for calculations 2Q24 1Q24 2Q23 Loans $5,761 $5,712 $5,605 Loans held for sale 41 37 38 Investment securities 1,294 1,175 1,077 Other interest income 889 840 806 Total interest income $7,985 $7,764 $7,526 Deposits $3,028 $2,884 $1,939 Short-term borrowings 296 270 740 Long-term debt 638 625 432 Total interest expense $3,962 $3,779 $3,111 Net interest income $4,023 $3,985 $4,415 Taxable-equivalent adjustment 29 30 34 Net interest income, on a taxable-equivalent basis1 $4,052 $4,015 $4,449 Net interest margin (taxable-equivalent basis) 2.67% 2.70% 2.90 % Net Interest Income (taxable-equivalent basis)1 +0.9% Linked Quarter -8.9% Year-Over-Year Net Interest Income

U.S. Bancorp 11 ▪ Year-over-year increase in noninterest income driven by higher fee revenue across most categories, partially offset by lower other revenue. ▪ On a linked quarter basis, noninterest income increased primarily due to seasonally higher payment services revenue, mortgage banking revenue and other fees, partially offset by lower commercial products revenue and other revenue. $ in millions Payments = card, corporate payment products and merchant processing Other = investment products fees, securities gains (losses) and other 1 Non-GAAP; see slide 9 and the appendix for calculations and description of notable items 2Q24 1Q24 2Q23 Payments $1,077 $977 $1,048 Trust & Inv Mgmt 649 641 621 Service Charges 322 315 324 Commercial Products 374 388 358 Mortgage 190 166 161 Other 203 213 236 Noninterest Income, Adjusted1 $2,815 $2,700 $2,748 Notable Items1 — — (22) Noninterest Income, Reported $2,815 $2,700 $2,726 Noninterest Income Reported +4.3% Linked Quarter +3.3% Year-Over-Year Excluding Notable Items1 +4.3% Linked Quarter +2.4% Year-Over-Year

U.S. Bancorp 12 ▪ Year-over-year, adjusted noninterest expense decreased due to ongoing expense management, a focus on operational efficiencies, and synergies from the Union Bank acquisition, partially offset by higher marketing and business development expense. ▪ On a linked quarter basis, adjusted noninterest expense decreased due to lower compensation and employee benefits expense, partially offset by higher net occupancy, equipment, marketing and business development expenses. $ in millions 1 Non-GAAP; see slide 9 and the appendix for calculations and description of notable items 2Q24 1Q24 2Q23 Compensation & Benefits $2,619 $2,691 $2,646 Technology & Communications 509 507 522 Occupancy & Equipment 316 296 316 Professional Services 116 110 141 Marketing/Business Development 158 136 122 All Other 470 454 512 Total Noninterest Expense, Adjusted1 $4,188 $4,194 $4,259 Notable Items1 26 265 310 Total Noninterest Expense, Reported $4,214 $4,459 $4,569 Noninterest Expense Reported -5.5% Linked Quarter -7.8% Year-Over-Year Excluding Notable Items1 -0.1% Linked Quarter -1.7% Year-Over-Year

Capital Accretion

120 basis points of CET1 capital accretion since 2Q23



9.1%
9.7%
9.9%
10.0%
10.3%
7.6% CET1 Ratio Regulatory Minimum Binding Capital Constraint
2Q23
3Q23
4Q23
1Q24
2Q24

2nd Quarter Highlights

- Strong CET1 capital accretion of ~30bps, net of distributions, reflective of our diversified business mix and enhanced earnings profile with Union Bank.
- 2024 CCAR results largely impacted by Fed assumption of "industry-wide" declines in noninterest income and higher provision expense; Preliminary stress capital buffer increased to 3.1 percent.
- Planned capital actions included a 2% increase to our quarterly common dividend in the fourth quarter subject to Board approval.

U.S. Bancorp
Ratios calculated in accordance with transitional regulatory requirements related to the current expected credit losses methodology
13

U.S. Bancorp 141 Taxable-equivalent basis 2 Non-GAAP; see appendix for calculations and descriptions of notable items 3Q 2024 Guidance Mid-single digit growth vs. FY 2023 of ~$10.8B Net interest income1 FY 2024 Guidance Net interest income1 Total noninterest expense, as adjusted2 Total noninterest income, as adjusted2 $16.8B or less $16.1B to $16.4B Guidance – 3Q and FY 2024 Relatively stable vs. Q2 2024 of $4,052M

U.S. Bancorp 15 Interconnectedness will drive our growth Core Differentiators Key Priorities Building on a strong foundation that will chart our path forward Deepen relationships Enhance experiences National franchise Strategic partnerships Digital enablement Innovative connections Diversified business mix Total Fee Revenue > 40% Risk management discipline Proven TTC underwriting capabilities Industry-leading returns Adj. 5-year avg ROTCE >18% 2 1 TTC: through the cycle 2 Data as of 12/31/23 and covers years 2019 through 2023; ROTCE: Return on Tangible Common Equity; Non-GAAP; see appendix for calculation and description of notable items 1

U.S. Bancorp 16 Appendix

U.S. Bancorp 17 $388.8 $371.1 $374.7 2Q 2023 1Q 2024 2Q 2024 Average Loans +1.0% linked quarter -3.6% year-over-year $ in billions ▪ On a year-over-year basis, average total loans decline was driven by lower commercial, commercial real estate, and other retail loans, partially offset by higher credit card loans. ▪ On a linked quarter basis, average total loans increase was driven by higher commercial loans and credit card loans, partially offset by lower total commercial real estate loans and other retail loans. Average % of Average Change vs. 2Q 2024 Balance Total 1Q24 2Q23 Commercial $134 36% 2.7% (2.7) % Commercial Real Estate 52 14% (1.4) (4.8) Residential Mortgages 117 31% 0.7 (1.0) Credit Card 29 8% 1.5 8.8 Other Retail 43 11% (1.0) (17.1) Total Loans $375 1.0% (3.6) %

U.S. Bancorp 18 Average Deposits +2.2% linked quarter +3.3% year-over-year $ in billions ▪ On a year-over-year basis, average total deposits increase was driven by higher interest-bearing deposits, that were partially offset by a decline in noninterest-bearing deposits. ▪ On a linked quarter basis, average total deposits grew primarily from growth in interest-bearing deposits that was partially offset by a decline in noninterest-bearing deposits. Noninterest-bearing Interest-bearing 2Q23 1Q24 2Q24 Average Average Change vs. 2Q 2024 Balance 1Q24 2Q23 Noninterest-bearing deposits $83 (1.6) % (26.7) % Money market savings 208 6.0 36.3 Interest checking 126 0.6 (1.8) Savings accounts 39 (6.7) (34.1) Time deposits 58 4.4 31.9 Total interest-bearing deposits $431 2.9% 12.3 % Total Deposits $514 2.2% 3.3% $513.9$503.1$497.3

U.S. Bancorp 19 $ in billions 2Q24 1Q24 4Q23 3Q23 2Q23 Total U.S. Bancorp shareholders’ equity $56.4 $55.6 $55.3 $53.1 $53.0 Basel III Standardized Approach 1 Common equity tier 1 capital ratio 10.3% 10.0% 9.9% 9.7% 9.1 % Tier 1 capital ratio 11.9% 11.6% 11.5% 11.2% 10.6 % Total risk-based capital ratio 14.0% 13.7% 13.7% 13.4% 12.7 % Leverage ratio 8.1% 8.1% 8.1% 7.9% 7.5 % Tangible common equity to tangible assets 2 5.4% 5.2% 5.3% 5.0% 4.8 % Tangible common equity to risk-weighted assets 2 8.0% 7.8% 7.7% 7.0% 6.8 % Common equity tier 1 capital to risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology 2 10.2% 9.9% 9.7% 9.5% 8.9% 1 Ratios calculated in accordance with transitional regulatory requirements related to the CECL methodology 2 Non-GAAP; see appendix for calculations Capital Position

Payment Services

Payment Fees as a % of Total Net Revenue (2Q24)



84.3%
6.6%
6.2%
2.9%
Merchant Processing
All Other Revenue
Card[1]
Corporate Payments

Highlights

- Total credit card fee revenue (credit/debit/prepaid) improved 1.4% YoY, driven by 4.3% credit fee growth.
- Merchant processing fee revenue improved 4.1% YoY primarily due to sales growth.
- Corporate payments fee revenue improved 2.6% YoY with improvement in corporate freight spending.

Historical Linked Quarter Seasonality for Payment Fees Revenue[2]

Segment	1Q	2Q	3Q	4Q
Card[1]	↓	↑	stable	↑
Corporate Payments	stable	↑	↑	↓
Merchant Processing	↓	↑	↑	↓

Tech-led[3] Merchant Processing Fee Revenue Growth



10%
89%
2Q24 vs 2Q23
2Q24 vs 2Q19

Multiyear investments *in e-commerce and tech-led are expected to continue to* ***drive growth – increasing to 33% of merchant processing revenue and growing 10% YoY***

Fee Revenue Growth Rates

Total Card

+1.4% Year-Over-Year › +4.3% Credit only

Merchant Processing

+4.1% Year-Over-Year

Corporate Payments

+2.6% Year-Over-Year

[1] Includes Prepaid Card
[2] Linked quarter change based on trends from 2015 – 2019
[3] Tech-led includes digital, omni-commerce and e-commerce as well as investments in integrated software providers

U.S. Bancorp
20

U.S. Bancorp 21 $138,085 $134,720 $131,096 $130,767 $134,339 0.26% 0.27% 0.26% 0.36% 0.43 % Average Loans Reported NCO% 2Q23 3Q23 4Q23 1Q24 2Q24 Credit Quality – Commercial Key StatisticsAverage Loans ($M) and Net Charge-offs Ratio 1.8% (2.4)% (2.7)% (0.3)% 2.7% Linked Quarter Growth Key Points ▪ Average loans increased by 2.7% on a linked quarter basis ▪ Utilization increased quarter over quarter to 25.2% at 2Q24 versus 24.5% at 1Q24 ▪ Non-performing loans ratio remained relatively flat quarter-over-quarter $ in millions 2Q23 1Q24 2Q24 Average Loans $138,085 $130,767 $134,339 30-89 Delinquencies 0.25% 0.23% 0.21% 90+ Delinquencies 0.04% 0.08% 0.06 % Non-performing Loans 0.17% 0.41% 0.41 % Revolving Line Utilization Trend 4Q 15 2Q 16 4Q 16 2Q 17 4Q 17 2Q 18 4Q 18 2Q 19 4Q 19 2Q 20 4Q 20 2Q 21 4Q 21 2Q 22 4Q 22 2Q 23 4Q 23 2Q 24 15% 20% 25% 30% 35%

U.S. Bancorp 22 Credit Quality – Commercial Real Estate Key Points Average Loans ($M) and Net Charge-offs Ratio Key Statistics Linked Quarter Growth (1.2)% (1.2)% (0.8)% (1.5)% (1.4)% ▪ Average loans decreased by 1.4% on a linked quarter basis ▪ Non-performing loans ratio increased 14bps, primarily driven by Office 1 SFR = Single Family Residential $54,934 $54,253 $53,825 $53,037 $52,289 0.19% 0.36% 0.52% 0.16% 0.28 % Average Loans Reported NCO% 2Q23 3Q23 4Q23 1Q24 2Q24 CRE by Loan Type Mortgage 58% Owner Occupied 20% Construction 22% CRE by Property Class SFR Construction 8% Owner Occupied 20% Multi-Family 34% Office 13% Industrial 11% Other 14% $ in millions 2Q23 1Q24 2Q24 Average Loans $54,934 $53,037 $52,289 30-89 Delinquencies 0.13% 0.04% 0.04% 90+ Delinquencies — % — % 0.02 % Non-performing Loans 0.87% 1.71% 1.85% 1

U.S. Bancorp 23 Credit Quality – Residential Mortgage Key Points ▪ Average loans increased slightly on a linked quarter basis ▪ Continued low losses and non-performing loans were supported by strong portfolio credit quality and collateral values ▪ Originations continued to reflect high credit quality (weighted average credit score of 772, weighted average LTV of 72%) Linked Quarter Growth Average Loans ($M) and Net Charge-offs Ratio Key Statistics 1 Non-GAAP; see appendix for calculations and description of notable items $117,606 $114,627 $115,196 $115,639 $116,478 -0.01% 0.39% 0.00% 0.00% -0.01 % Average Loans NCO%, Adjusted Reported NCO% 2Q23 3Q23 4Q23 1Q24 2Q24 $ in millions 2Q23 1Q24 2Q24 Average Loans $117,606 $115,639 $116,478 30-89 Delinquencies 0.11% 0.12% 0.12% 90+ Delinquencies 0.08% 0.12% 0.15 % Non-performing Loans 0.18% 0.13% 0.13% 1.1% (2.5)% 0.5% 0.4% 0.7% 1 Residential Mortgage Delinquencies ($M) 30-89 days past due 90+ days past due 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 $— $187 $374 -0.01%

U.S. Bancorp 24 $26,046 $26,883 $27,753 $27,942 $28,349 3.06% 3.25% 3.65% 4.26% 4.47 % Average Loans Reported NCO% 2Q23 3Q23 4Q23 1Q24 2Q24 Credit Quality – Credit Card Key Points ▪ Average loans increased by 1.5% on a linked quarter basis ▪ Net charge-off rate increased to 4.47% while both early and late state delinquencies moderated from 1Q24 Average Loans ($M) and Net Charge-offs Ratio Key Statistics 1.9% 3.2% 3.2% 0.7% 1.5% Linked Quarter Growth $ in millions 2Q23 1Q24 2Q24 Average Loans $26,046 $27,942 $28,349 30-89 Delinquencies 1.15% 1.40% 1.34% 90+ Delinquencies 1.02% 1.42% 1.30 % Non-performing Loans — % — % — % Credit Card Delinquencies ($M) 30-89 days past due 90+ days past due 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 $— $200 $400 $600 $800

U.S. Bancorp 25 Credit Quality – Other Retail Key Points ▪ Average loans decreased by (1.0)% on a linked quarter basis ▪ Net charge-offs and non-performing loans remain stable Average Loans ($M) and Net Charge-offs Ratio Key Statistics 1 Non-GAAP; see appendix for calculations and description of notable items Linked Quarter Growth (2.7)% (11.0)% (3.0)% (2.9)% (1.0)% $52,146 $46,394 $44,986 $43,685 $43,230 1.69% 0.53% 0.47% 0.51% 0.45 % Average Loans NCO% Adjusted Reported NCO% 2Q23 3Q23 4Q23 1Q24 2Q24 Auto Loans 19% Installment 33% Home Equity 30% Retail Leasing 10% Revolving Credit 8% $ in millions 2Q23 1Q24 2Q24 Average Loans $52,146 $43,685 $43,230 30-89 Delinquencies 0.50% 0.55% 0.54% 90+ Delinquencies 0.12% 0.15% 0.14 % Non-performing Loans 0.27% 0.32% 0.33% 1 0.22%

U.S. Bancorp 26 Non-GAAP Financial Measures (1), (2) – see last page in appendix for corresponding notes Three Months Ended (Dollars in Millions, Unaudited) June 30, 2024 March 31, 2024 June 30, 2023 Net interest income $ 4,023 $ 3,985 $ 4,415 Taxable-equivalent adjustment (1) 29 30 34 Net interest income, on a taxable-equivalent basis 4,052 4,015 4,449 Net interest income, on a taxable-equivalent basis (as calculated above) 4,052 4,015 4,449 Noninterest income 2,815 2,700 2,726 Less: Securities gains (losses), net (36) 2 3 Total net revenue, excluding net securities gains (losses) (a) 6,903 6,713 7,172 Noninterest expense (b) 4,214 4,459 4,569 Efficiency ratio (b)/(a) 61.0% 66.4% 63.7 % Total net revenue, excluding net securities gains (losses) (as calculated above) $ 6,903 $ 6,713 $ 7,172 Less: Notable Items (2) — — (22) Total net revenue, excluding net securities gains (losses) and notable items (c) $ 6,903 $ 6,713 $ 7,194 Noninterest expense 4,214 4,459 4,569 Less: Notable items (2) 26 265 310 Noninterest expense, excluding notable items (d) 4,188 4,194 4,259 Efficiency ratio, excluding notable items (d)/(c) 60.7% 62.5% 59.2 % Net income attributable to U.S. Bancorp $ 1,603 $ 1,319 $ 1,361 Less: Notable items (2) (19) (199) (432) Net income attributable to U.S. Bancorp, excluding notable items 1,622 1,518 1,793 Annualized net income attributable to U.S. Bancorp, excluding notable items (e) 6,524 6,105 7,192 Average assets (f) 665,504 653,909 673,012 Return on average assets, excluding notable items (e)/(f) 0.98% 0.93% 1.07 % Net income applicable to U.S. Bancorp common shareholders $ 1,518 $ 1,209 $ 1,281 Less: Notable items, including the impact of earnings allocated to participating stock awards (2) (19) (198) (429) Net income applicable to U.S. Bancorp common shareholders, excluding notable items 1,537 1,407 1,710 Annualized net income applicable to U.S. Bancorp common shareholders, excluding notable items (g) 6,182 5,659 6,859 Average common equity (h) 49,221 48,859 47,014 Return on average common equity, excluding notable items (g)/(h) 12.6% 11.6% 14.6 % Net income applicable to U.S. Bancorp common shareholders, excluding notable items (as calculated above) (i) $ 1,537 $ 1,407 $ 1,710 Average diluted common shares outstanding (j) 1,561 1,559 1,533 Diluted earnings per common share, excluding notable items (i)/(j) $ 0.98 $ 0.90 $ 1.12

U.S. Bancorp 27 Three Months Ended (Dollars in Millions, Unaudited) June 30, 2024 March 31, 2024 June 30, 2023 Net income applicable to U.S. Bancorp common shareholders $ 1,518 $ 1,209 $ 1,281 Intangibles amortization (net-of-tax) 113 115 126 Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization 1,631 1,324 1,407 Annualized net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (a) 6,560 5,325 5,643 Average total equity 56,492 56,131 54,287 Average preferred stock (6,808) (6,808) (6,808) Average noncontrolling interests (463) (464) (465) Average goodwill (net of deferred tax liability) (3) (11,457) (11,473) (11,527) Average intangible assets (net of deferred tax liability), other than mortgage servicing rights (2,087) (2,208) (2,530) Average tangible common equity (b) 35,677 35,178 32,957 Return on tangible common equity (a)/(b) 18.4% 15.1% 17.1 % Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (as calculated above) $ 1,631 $ 1,324 $ 1,407 Less: Notable items, including the impact of earnings allocated to participating stock awards (2) (19) (198) (429) Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization and notable items 1,650 1,522 1,836 Annualized net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization and notable items (c) 6,636 6,121 7,364 Average tangible common equity (as calculated above) (d) 35,677 35,178 32,957 Return on tangible common equity, excluding notable items (c)/(d) 18.6% 17.4% 22.3% (2), (3) – see last page in appendix for corresponding notes Non-GAAP Financial Measures

U.S. Bancorp 28 Non-GAAP Financial Measures (2) – see last page in appendix for corresponding notes Three Months Ended (Dollars in Millions, Unaudited) June 30, 2023 Net charge-offs $ 649 Less: Notable items (2) 309 Net charge-offs, excluding notable items 340 Annualized net charge-offs, excluding notable items (a) 1,364 Average loan balances (b) 388,817 Net charge-off ratio, excluding notable items (a)/(b) 0.35 % Provision for Credit Losses Combined, Reported $ 821 Less: Notable items (2) 243 Provision for Credit Losses Combined, Adjusted 578 Residential Mortgage loan net charge-offs $ 114 Less: Notable items (2) 117 Net charge-offs, excluding notable items (3) Annualized net charge-offs, excluding notable items (c) (12) Residential Mortgage average loan balances (d) 117,606 Residential Mortgage loan net charge-off ratio, excluding notable items (c)/(d) (0.01) % Other Retail loan net charge-offs $ 220 Less: Notable items (2) 192 Net charge-offs, excluding notable items 28 Annualized net charge-offs, excluding notable items (e) 112 Other Retail average loan balances (f) 52,146 Other Retail loan net charge-off ratio, excluding notable items (e)/(f) 0.22%

Non-GAAP Financial Measures

(Dollars and Shares in Millions Except Per Share Data, Unaudited)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Total equity	$ 56,885	$ 56,033	$ 55,771	$ 53,578	$ 53,484
Preferred stock	(6,808)	(6,808)	(6,808)	(6,808)	(6,808)
Noncontrolling interest	(465)	(465)	(465)	(465)	(465)
Goodwill (net of deferred tax liability) (3)	(11,449)	(11,459)	(11,480)	(11,470)	(11,493)
Intangible assets (net of deferred tax liability), other than mortgage servicing rights	(2,047)	(2,158)	(2,278)	(2,370)	(2,490)
Tangible common equity (a)	36,116	35,143	34,740	32,465	32,228
Common equity tier 1 capital, determined in accordance with transitional regulatory capital requirements related to the current expected credit losses methodology implementation	46,239	45,239	44,947	44,655	42,944
Adjustments (4)	(433)	(433)	(866)	(867)	(866)
Common equity tier 1 capital, reflecting the full implementation of the current expected credit losses methodology (b)	45,806	44,806	44,081	43,788	42,078
Total assets	680,058	683,606	663,491	668,039	680,825
Goodwill (net of deferred tax liability) (3)	(11,449)	(11,459)	(11,480)	(11,470)	(11,493)
Intangible assets (net of deferred tax liability), other than mortgage servicing rights	(2,047)	(2,158)	(2,278)	(2,370)	(2,490)
Tangible assets (c)	666,562	669,989	649,733	654,199	666,842
Risk-weighted assets, determined in accordance with transitional regulatory capital requirements related t the current expected credit losses methodology implementation (d)	449,111 *	452,831	453,390	462,250	473,393
Adjustments (5)	(368) *	(368)	(736)	(736)	(735)
Risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology (e)	448,743 *	452,463	452,654	461,514	472,658
Common shares outstanding (f)	1,560	1,560	1,558	1,557	1,533
Ratios					
Tangible common equity to tangible assets (a)/(c)	5.4%	5.2%	5.3%	5.0%	4.8%
Tangible common equity to risk-weighted assets (a)/(d)	8.0	7.8	7.7	7.0	6.8
Common tier 1 capital to risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology (b)/(e)	10.2	9.9	9.7	9.5	8.9
Tangible book value per common share (a)/(f)	$ 23.15	$ 22.53	$ 22.30	$ 20.85	$ 21.02

(3), (4), (5) – see last page in appendix for corresponding notes
*Preliminary data. Subject to change prior to filings with applicable regulatory agencies.

U.S. Bancorp
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U.S. Bancorp 30 Non-GAAP Financial Measures (2) – see last page in appendix for corresponding notes Year Ended (Dollars in Millions, Unaudited) December 31, 2023 Total noninterest income $ 10,617 Less: notable items (2) (140) Total noninterest income, as adjusted 10,757

U.S. Bancorp 31 Non-GAAP Financial Measures ($ in millions) Six Months Ended June 30, 2024 Line of Business Financial Performance Net Revenue Wealth, Corporate, Commercial and Institutional Banking $ 6,054 Consumer and Business Banking 4,637 Payment Services 3,448 Treasury and Corporate Support (557) Total Company 13,582 Less Treasury and Corporate Support (557) Total Company excluding Treasury and Corporate Support $ 14,139 Percent of Total Company Wealth, Corporate, Commercial and Institutional Banking 45 % Consumer and Business Banking 34 % Payment Services 25 % Treasury and Corporate Support (4) % Total Company 100 % Percent of Total Company excluding Treasury and Corporate Support Wealth, Corporate, Commercial and Institutional Banking 43 % Consumer and Business Banking 33 % Payment Services 24 % Total Company excluding Treasury and Corporate Support 100%

U.S. Bancorp 32 Non-GAAP Financial Measures (2) – see last page in appendix for corresponding notes (2)

U.S. Bancorp 33 Notes 1. Based on a federal income tax rate of 21 percent for those assets and liabilities whose income or expense is not included for federal income tax purposes. 2. Notable items for the three months ended June 30, 2024 included a $26 million ($19 million net-of-tax) charge for the increase in FDIC special assessment. Notable items of $265 million ($199 million net-of-tax) for the three months ended March 31, 2024 included $155 million of merger and integration-related charges and a $110 million charge for the increase in the FDIC special assessment. Notable items of $575 million ($432 million net-of-tax) for the three months ended June 30, 2023 included $(22) million of noninterest income related to balance sheet repositioning and capital management actions, $310 million of merger and integration-related charges, $243 million of provision for credit losses related to balance sheet repositioning and capital management actions, and $309 million of net charge-offs related to balance sheet repositioning and capital management actions. Notable items for the year-ended December 31, 2023 of $2.2 billion ($1.6 billion net-of-tax, including a $70 million discrete tax benefit) included $(140) million of noninterest income related to investment securities balance sheet repositioning and capital management actions, $1.0 billion of merger and integration-related charges, $734 million of FDIC special assessment charges, a $110 million charitable contribution and $243 million of provision for credit losses related to balance sheet repositioning and capital management actions. Notable items for the year-ended December 31, 2022 of $1.5 million ($1.1 billion net-of-tax) included $(399) million of noninterest income related to balance sheet repositioning and capital management actions, $329 million of merger and integration-related charges and $791 million of provision for credit losses related to the acquisition of Union Bank and balance sheet optimization activities. 3. Includes goodwill related to certain investments in unconsolidated financial institutions per prescribed regulatory requirements. 4. Includes the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology net of deferred taxes. 5. Includes the impact of the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology.

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